Exhibit 99.14

         (Text of graph posted to Ashland Inc.'s website concerning Valvoline Instant Oil Change's twelve month rolling average sales)

                    VIOC Same Store Sales ($, Millions)

                            (2 Years and Older)

                 2002      2003      2004      2005      2006      2007
                ------    ------    ------    ------    ------    ------

January          10.6      11.5      11.9      11.7      11.4      11.5
February         10.7      11.5      12.0      11.7      11.4      11.6
March            10.7      11.6      11.9      11.7      11.4
April            10.8      11.7      11.9      11.7      11.3
May              10.9      11.7      11.8      11.7      11.3
June             11.0      11.8      11.8      11.7      11.3
July             11.1      11.8      11.8      11.7      11.3
August           11.2      11.9      11.7      11.7      11.2
September        11.2      11.9      11.7      11.6      11.3
October          11.3      11.9      11.7      11.5      11.3
November         11.4      11.9      11.7      11.5      11.3
December         11.4      11.9      11.8      11.4      11.4

NOTE: 60 VIOC stores transferred to Marathon on June 30, 2005, have been excluded from this data.